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                                                                    EXHIBIT 3.35

                           ARTICLES OF INCORPORATION

                                       OF

                          PELICAN MARSH PROPERTIES, INC.

     The undersigned, for purposes of forming a corporation under the Florida Business Corporation Act, does hereby adopt the following Articles of
Incorporation:

                                ARTICLE I.  NAME

     The name of the corporation shall be Pelican Marsh Properties, Inc.

                              ARTICLE II.  ADDRESS

     The mailing address of the corporation shall be 801 Laurel Oak Drive, Suite 500, Naples, Florida 33963.

                          ARTICLE III.  CAPITAL SHARES

     The corporation shall be authorized to issue up to five thousand (5,000) common shares having a par value of one dollar ($1.00) per share.

                    ARTICLE IV.  REGISTERED OFFICE AND AGENT

     The street address of the corporation's initial registered office shall be 801 Laurel Oak Drive, Naples, Florida 33963, and the name of its initial registered agent is Robert W. McClure.

                           ARTICLE V.  INCORPORATION

     The name and address of the incorporator is:

                    Robert W. McClure
                    801 Laurel Oak Drive, Suite 500
                    Naples, Florida 33963


     IN WITNESS WHEREOF, THE UNDERSIGNED, as incorporator, hereby executes these Articles of Incorporation on this 14th day of May, 1992.

                                        /s/ ROBERT W. MCCLURE
                                        ----------------------------------------
I accept appointment as                 Robert W. McClure, Incorporator and
Registered Agent.                       Registered Agent


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STATE OF FLORIDA
COUNTY OF COLLIER


     Before me, the undersigned authority, personally appeared Robert W. McClure, who is to me well known to be the person described in and who signed the above Articles of Incorporation, and he did freely and voluntarily acknowledge before me according to the law that he made and subscribed the same for the uses and purposes therein mentioned. He is personally known to me and did not take an oath.

     IN WITNESS WHEREOF, I have hereunto set my hand and my official seal at Naples, Florida in said County and State this 14 day of May, 1992.


                                        /s/ LAUREL Y. SITTERLY
                                        ------------------------------------
My Commission Expires:                  Notary Public: Laurel Y. Sitterly


                                                               (SEAL)












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